UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 21, 2018

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478
(Address of Principal Executive Offices) (Zip Code)

(281) 331-6154
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2018, Team, Inc. (“Team” or the “Company”) announced that Susan M. Ball will join the Company as Executive Vice President and Chief Financial Officer, effective December 3, 2018 (the “Effective Date”).  Ms. Ball will succeed Greg L. Boane who will step down as Executive Vice President and Chief Financial Officer, effective November 30, 2018, and will serve as a special advisor to Amerino Gatti, Team’s Chief Executive Officer, to ensure a seamless transition.

Appointment of Susan Ball as Executive Vice President and Chief Financial Officer

Ms. Ball, age 55, served for more than 12 years at CVR Energy, Inc. in various roles of increasing responsibility prior to joining the Company. In 2012, she was appointed as Chief Financial Officer and Treasurer for CVR Energy, Inc. and for each of the general partners of its subsidiaries, CVR Refining, LP and CVR Partners, LP. She comes to Team with an invaluable level of experience in cost management, working capital optimization, business development, and M&A valuation and integration. While at CVR Energy, she developed extensive capital structure management and capital raising experience. Ms. Ball holds a Bachelor of Science in Business Administration from Missouri Western State University. She is a Certified Public Accountant and has more than 30 years of experience in the finance and accounting industry.

In connection with her appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the following compensation arrangements, which are set forth in Ms. Ball’s offer letter (the “Offer Letter”): (i) an annual base salary of $475,000 per year, (ii) eligibility to participate in the Company’s annual cash bonus incentive plan with the target bonus in 2019 of 74% of base salary that will scale to 148% of base salary as a maximum bonus upon achievement against performance goals applicable to other similarly situated senior executives of the Company, (iii) as soon as administratively practicable following the Effective Date, a one-time award of restricted stock with an aggregate grant date fair value of $240,000, (iv) beginning in 2019, eligibility to receive an award of restricted stock on vesting terms to be approved by the Committee with an aggregate grant date fair value of $600,000, consisting of performance stock units with a grant date fair value of $360,000, which will be granted in the first quarter of 2019, and time-based restricted stock units with a grant date fair value of $240,000, which will be granted in the fourth quarter of 2019, in each case subject to employment with the Company on the grant date, and (v) a relocation allowance of $50,000. It is anticipated that Ms. Ball will be granted annual equity incentive awards in each year following 2019 while employed by the Company on terms determined by the Committee.

In addition, Ms. Ball will be eligible to participate in the Company’s Corporate Executive Officer Compensation and Benefits Continuation Policy (the “Policy”).  The Policy provides Ms. Ball certain payments and benefits upon termination of employment. In the event she is terminated by the Company without cause or she terminates for good reason, Ms. Ball would receive continued salary for 15 months in exchange for a general release agreement and a one-year non-competition and non-solicitation agreement with the Company.  In addition, severance benefits are triggered under the Policy when an involuntary termination without cause or voluntary termination for good reason occurs within 90 days before or within 360 days after a change of control of the Company. In such event, Ms. Ball would generally receive a supplemental single lump sum salary payment equivalent to 30 months’ salary and a supplemental single sum compensation payment representing annual bonus opportunities calculated as the higher of the most recent year’s paid bonus or the average bonus paid for the last three years (two and one-half times annual bonus opportunity). These change of control severance benefits are only available where both a change of control and an involuntary separation without cause or a voluntary separation for good reason occur. In exchange for such Policy benefits, Ms. Ball would be required to enter into a general release and a one-year non-competition and non-solicitation agreement with the Company.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Ms. Ball has no family relationships with any director or executive officer of the Company, there are no arrangements or understandings between Ms. Ball and any other persons pursuant to which she was selected as the Company’s Executive Vice President and Chief Financial Officer, and there have been no transactions involving the Company and Ms. Ball that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

Departure of Greg L. Boane as Executive Vice President and Chief Financial Officer

In connection with Mr. Boane’s transition role and eventual departure from Team, the Company and Mr. Boane have entered into a Transition, Severance, and Release Agreement (the “Severance Agreement”) and a Consulting Agreement (the “Consulting Agreement”) each dated November 26, 2018.  The Severance Agreement provides for Mr. Boane’s continued employment as an at-will employee of the Company in the role of Special Advisor to the Chief Executive Officer until Mr. Boane’s last day of employment on February 28, 2019 (the “Last Day of Employment”). The Company will pay Mr. Boane his current base salary until the Last Day of Employment and for a period of 15 months thereafter. In addition, the Company will pay Mr. Boane a single sum payment in the amount of $20,500 of which (i) $5,000 will be paid within 15 days following the Last Day of Employment and (ii) $15,500 will be paid on the 60th day following the Last Day of Employment. The Severance Agreement also provides that, subject to Committee approval, Mr. Boane’s unvested time-based restricted stock units previously awarded to him pursuant to the Company’s incentive plans will vest in accordance with their terms, subject to Mr. Boane’s continued employment through the applicable vesting dates.  The shares associated with Mr. Boane’s RSU Agreements (as defined in the Severance Agreement) will be delivered in accordance with the schedule set forth in the Severance Agreement, subject to certain terms and conditions, including the provision of the Consulting Services (as defined in the Consulting Agreement) pursuant to the Consulting Agreement.

In addition, the Severance Agreement contains a customary release of claims in favor of the Company and an agreement by Mr. Boane not to compete with the Company or solicit any of its employees or customers for a period of two years following the Last Day of Employment.

Following the Last Day of Employment, the Company anticipates that Mr. Boane will provide consulting services to the Company for the principal purpose of assisting in the orderly transition of his roles and responsibilities as Chief Financial Officer. In connection with such services, the Company entered into the Consulting Agreement with Mr. Boane dated November 26, 2018. Under the terms of the Consulting Agreement, Mr. Boane will provide the Consulting Services (as defined in the Consulting Agreement) from March 1, 2019 until May 31, 2019 (the “Term”), unless the Consulting Agreement is terminated earlier pursuant to the terms thereof.

The Consulting Agreement provides that the Company will, among other things, pay Mr. Boane (i) $33,500 per month during the Term (iii) reimbursement for all reasonable, documented expenses associated with the Consulting Services as requested by the Company under the Consulting Agreement.  In the event the Consulting Agreement (i) is terminated prior to May 31, 2019 because of Mr. Boane’s death or physical or mental incapacity or (ii) is terminated by the Company without cause, the Company will continue to pay the monthly fee through May 31, 2019.

The foregoing descriptions of the Severance Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Severance Agreement and Consulting Agreement, which are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Ms. Ball’s appointment as Chief Financial Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit number	Description

10.1	Offer Letter dated November 26, 2018, by and between Team, Inc. and Susan M. Ball
10.2	Transition, Severance, and Release Agreement dated November 26, 2018 between Team, Inc. and Greg L. Boane
10.3	Consulting Agreement dated November 26, 2018 between Team, Inc. and Greg L. Boane
99.1	Team, Inc.’s Press Release issued November 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

Date: November 28, 2018	By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary